Exhibit 99.1

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

IN RE TALKSPACE STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 1:22-cv-05016-PGG

SUMMARY NOTICE OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION AND SETTLEMENT HEARING

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF TALKSPACE, INC. (“TALKSPACE” OR THE “COMPANY”) COMMON STOCK AS OF MAY 18, 2023. PLEASE NOTE THAT THIS ACTION IS A DERIVATIVE ACTION BROUGHT BY STOCKHOLDERS OF THE COMPANY FOR THE BENEFIT OF THE COMPANY, AND THERE IS NO CLAIM FORM BECAUSE NO INDIVIDUAL HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THIS DERIVATIVE ACTION.

YOU ARE HEREBY NOTIFIED that the parties to the above-captioned stockholder derivative action (the “Derivative Action”) have entered into a Stipulation of Settlement and Release Agreement, dated as of May 18, 2023 (the “Stipulation”) providing the terms and conditions of the proposed Settlement of the Derivative Action (the “Settlement”). All capitalized terms herein have the same meaning as defined in the Stipulation or in the related Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (“Long Form Notice”) attached as Exhibit C thereto. The Stipulation and Long Form Notice describing in greater detail the Derivative Action, the proposed Settlement, and the rights of Current Talkspace Stockholders are available on Talkspace’s Investor Relations webpage at https://investors.talkspace.com/invest or-relations/ and have been filed with the Court.

You have the right to participate in a Settlement Hearing to be held on , 2023 at

, at the Daniel Patrick Moynihan U.S. Courthouse, 500 Pearl Street, New York, NY 10007. At the Settlement Hearing, the Court will consider: (i) whether the Court should approve the Settlement as fair, reasonable, and adequate and in the best interests of Talkspace and Current Talkspace Stockholders pursuant to Federal Rule of Civil Procedure 23.1; (ii) whether to enter a Judgment dismissing the Derivative Action with prejudice and extinguishing and releasing all Released Claims; and (iii) whether the Court should approve the Fee and Expense Amount, and the Service Awards to be drawn therefrom, as well as to consider such other matters as may properly come before the Court.

The Settlement, reached with the substantial assistance and oversight of an experienced mediator, addresses allegations that certain current and former directors and officers of Talkspace breached their fiduciary duties and violated the federal securities laws. As part of the Settlement, the Talkspace Board will implement certain Corporate Governance Changes specifically set forth in Exhibit 1 attached to the Stipulation.

Exhibit 99.1

After negotiating the principal terms of the Settlement, Plaintiffs' counsel and Defendants separately negotiated at arm's-length with the assistance of the mediator the amount of attorneys' fees and expenses to be paid to Plaintiffs' counsel, agreeing that subject to Court approval, Talkspace, on behalf of the Defendants, shall pay or cause to be paid the Fee and Expense Amount to Plaintiffs’ Counsel in the agreed-upon amount of $550,000, which shall include all of Plaintiffs’ Counsel’s attorneys’ fees and costs and any Service Awards to Plaintiffs for their participation and efforts in the Derivative Action.

Any Current Talkspace Stockholder as of May 18, 2023, shall have a right to appear and to be heard at the Settlement Hearing. You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. Any Current Talkspace Stockholder wishing to assert an objection to the Settlement, Judgment, Fee and Expense Amount or Service Awards must, at least ten (10) days prior to the Settlement Hearing, (i) file with the Clerk of the Court a written objection setting forth: (a) the nature of the objection, including any legal support for such objection; (b) proof of ownership of Talkspace common stock at the time the Stipulation was executed through the date of the objection date, including the number of shares of Talkspace common stock and the date(s) of purchase; and (c) any documentation in support of such objection; and (ii) if a Current Talkspace Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Current Talkspace Stockholder must have, in addition to the requirements of (i) above, filed with the Clerk of the Court: (a) a written notice of such Current Talkspace Stockholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) identities of any witnesses the Current Talkspace Stockholder intends to call at the Settlement Hearing and a statement as to the subject of the testimony of each witness. Any Current Talkspace Stockholder who fails to object in accordance with such procedures will be bound by the Judgment of the Court granting final approval to the Settlement, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection. Current Talkspace stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

Inquiries may be made to Plaintiffs’ Co-Lead Counsel: David C. Katz, Weiss Law, 305 Broadway, 7th Floor, New York, NY 10007, telephone: (212) 682-3025, email dkatz@weisslawllp.com; Matthew M. Houston, Glancy Prongay & Murray LLP, 745 Fifth Avenue, Fifth Floor, New York, NY 10151, telephone: (212) 935-7400, email mhouston@glancylaw.com.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS SUMMARY NOTICE.

DATED: , 2023	BY ORDER OF THE DISTRICT COURT, UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK